Exhibit 99.1

Hudson Securities Announces Completion of its Merger into Health Outcomes Management, Inc.

JERSEY CITY, N.J., May 3, 2005 - Hudson Securities, Inc. ("Hudson"), a registered broker-dealer with the National Association of Securities Dealers, Inc. and SIPC, announced today that it has completed its merger into a wholly-owned subsidiary of Health Outcomes Management, Inc. ("Health Outcomes"), a publicly-traded company (OTCBB:HOMI.OB). As part of the transaction, Health Outcomes, upon receipt of board and stockholder aprroval, intends to: (i) change its name to Hudson Holding Corporation, and (ii) effectuate a one-for-five reverse-split of its outstanding common stock. The former stockholders of Hudson will control the board of directors and approximately 94% of the outstanding shares of common stock of Health Outcomes upon their receipt of 154,672,671 shares of Health Outcomes' common stock in connection with the merger.

Hudson is a leading OTC market maker, making markets in approximately 7,000 securities. Hudson currently has 82 employees, 55 of which are position and sales traders. Hudson's unaudited revenues for the fiscal year ended March 31, 2005 were approximately $20,800,000 and unaudited pre-tax profit was approximately $730,000. These figures are unaudited and subject to adjustment upon completion of the audit of its financial statements by its independent registered public accounting firm.

In developing its business, Hudson currently intends to establish investment banking and research departments and in institutional agency-only trading desk. Hudson's corporate headquarters are located in the financial district of Jersey City, New Jersey at 525 Washington Blvd. and they also maintain offices in Boca Raton, Florida and Colorado Springs, Colorado.

Keith Knox, President and Secretary of Hudson views Hudson's core market making business as a platform for future growth, stating "We are very excited about becoming a public company. This transaction was a critical next step in the execution of our strategic business plan, which includes synergisitic acquisitions in technology, asset management and trading. After growing Hudson privately for many years, we see significant potential in obtaining access to the public capital markets and a public currency for use in connection with strategic initiatives. Additionally, we believe that being a public company will allow our employees to share in the benefits of Hudson's future growth."

As previously reported in Health Outcomes Schedule 14F-1/A as filed with the U.S. Securities and Exchange Commission on April 29, 2005, upon completion of this transaction, Martin Cunningham, Keith Knox and Mark Leventhal will be appointed to serve on Health Outcomes' board of directors, constituting a majority of its board of directors, until the next annual meeting of stockholders. Additionally, Peter J. Zugschwert, Health Outcomes President and sole executive officer has resigned and the board of directors has appointed Martin Cunningham as Chief Executive Officer, Keith Knox as President and Secretary and Mark Leventhal as Executive Vice President. Peter J. Zugschwert will remain as a director of Health Outcomes.

Upon receipt of board and stockholder approval, of which there can be no assurance, Health Outcomes intends to effect a one-for-five reverse-split of its outstanding shares of common stock. Assuming a one-for-five reverse split of its outstanding shares of common stock is consummated, Health Outcomes will have approximately 32.9 million shares of its common stock outstanding after the merger transaction.

In connection with the intended name change of Health Outcomes to Hudson Holding Corporation, of which there can be no assurance, Health Outcomes' stock symbol will be changed as well, which Health Outcomes will announce when NASDAQ assigns a new symbol.

Note on Forward-Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Health Outcomes undertakes no obligation to update publicly any forward-looking statements.

Contact Information:

Health Outcomes Management, Inc.
William Ryder
201-216-0100